EXHIBIT 16

                                 Baum & Company
                        1515 University Drive, Suite 209
                             Coral Springs, FL 33071




February 10, 2004



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Capitol First Corporation, which we understand will be filed with the Commission, pursuant to Item 4 of Report on Form 8-K, as part of the Company's Form 8-K report dated January 19, 2004 and the amended Form 8-K/A dated February 10, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,


/s/ Joel S. Baum, CPA
--------------------------
    Joel S. Baum, CPA
    Baum & Company, P.A.